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                                                                     EXHIBIT 4.1


                                           COUNTERSIGNED AND REGISTERED:
                                                 U.S. STOCK TRANSFER CORPORATION
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

                                               By

                                                          AUTHORIZED SIGNATURE

COMMON STOCK                                                       COMMON STOCK


IAE

                            INTRA-ASIA ENTERTAINMENT
                                  CORPORATION

INCORPORATED UNDER THE LAWS                  SEE REVERSE FOR CERTAIN DEFINITIONS
 OF THE STATE OF DELAWARE                             CUSIP 46115V 10 6

   THIS CERTIFIES THAT



   IS THE RECORD HOLDER OF


                              CERTIFICATE OF STOCK

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         $0.001 PAR VALUE PER SHARE, OF

                      INTRA-ASIA ENTERTAINMENT CORPORATION

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

                                [CORPORATE SEAL]
  /s/ [SIGNATURE ILLEGIBLE]                          /s/ [SIGNATURE ILLEGIBLE]
----------------------------                       ----------------------------
          SECRETARY                                     PRESIDENT AND CEO